UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2016

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                  Submission of Matters to a Vote of Security Holders

At the 2016 Annual Meeting of Stockholders held on May 11, 2016, the Company’s stockholders voted on the following business items which were set forth in the notice for the meeting:

Proposal 1 — Election of Directors: a proposal to elect eleven (11) directors each for a one-year term ending at the 2017 annual meeting of stockholders, including three (3) persons elected as directors by the voting trustees who vote the Class B common stock. All of the nominees for director received the requisite votes to be elected;

Proposal 2 — Advisory Vote and Approval of the Company’s Executive Compensation:  a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement received in excess of    % of the votes cast; and

Proposal 3 — Ratification of Independent Registered Public Accounting Firm: a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016.

The vote tabulation for each proposal is as follows:

Proposal 1 — Election of Directors

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Glyn F. Aeppel	269,955,498	1,246,849	47,865	9,083,854
Larry C. Glasscock	270,027,385	1,176,242	46,585	9,083,854
Karen N. Horn, Ph.D.	266,846,217	4,348,767	55,228	9,083,854
Allan Hubbard	267,599,530	3,603,478	47,204	9,083,854
Reuben S. Leibowitz	265,651,553	5,544,822	53,837	9,083,854
Gary M. Rodkin	265,138,827	6,062,031	49,354	9,083,854
Daniel C. Smith, Ph.D.	267,607,296	3,595,938	46,978	9,083,854
J. Albert Smith, Jr.	260,234,665	10,966,256	49,291	9,083,854

The voting trustees who vote the Company’s Class B common stock voted all 8,000 outstanding Class B shares for the election of the following three (3) persons as directors:

David Simon

Herbert Simon

Richard S. Sokolov

Proposal 2 — Advisory Vote and Approval of the Company’s Executive Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
262,556,539	8,505,857	187,816	9,083,854

Proposal 3 — Ratification of Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN
277,076,815	3,193,058	64,193

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2016

SIMON PROPERTY GROUP, INC.

	By:	/s/ James M. Barkley
		Name:	James M. Barkley
		Title:	General Counsel and Secretary